UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------
                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     LAW ENFORCEMENT ASSOCIATES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                 Nevada                                     56-2267438
(State or Other Jurisdiction of Incorporation) (IRS Employer Identification No.)



    100 Hunter Place, Youngsville, NC                         27596
 (Address of Principal Executive Offices)                  (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 000-49907


     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered

Common Stock, $.001 par value                 The American Stock Exchange , Inc.
-----------------------------                 ----------------------------------


Securities to be registered pursuant to Section 12(g) of the Act: None.


Item 1. Description of Registrant's Securities to be Registered.

     The description of the Common Stock, $.001 par value per share contained in the Registrant's Form 10-SB, as amended, and originally filed with the Securities and Exchange Commission on July 11, 2002 (File No. 000-49907 ) is incorporated herein by reference.


Item 2: Exhibits.

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

1. Certificate of Incorporation of the Registrant contained in the Registrant's Form 10-SB, as amended, and originally filed with the Securities and Exchange Commission on July 11, 2002 (File No. 000-49907 ) is incorporated herein by reference.

2. Bylaws of the Registrant contained in the Registrant's Form 10-SB, as amended, and originally filed with the Securities and Exchange Commission on July 11, 2002 (File No. 000-49907 ) is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    Law Enforcement Associates Corporation
                                               (Registrant)


                                           By:/s/ Paul Feldman
                                              ----------------
                                           Paul Feldman, President


Dated: July 11, 2005